Exhibit 10.23

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of the 16th day of November, 2012 by and between iRhythm Technologies, Inc. (the “Company”), and California HealthCare Foundation (the “Purchaser”).

RECITALS

WHEREAS, the Company desires to issue to the Purchaser (i) a promissory note in the aggregate principal amount of up to One Million Five Hundred Thousand Dollars ($1,500,000.00), which note shall be in the form attached hereto as Exhibit A (the “Note”) and (ii) a warrant to purchase shares of the Company’s capital stock, which warrant shall be in the form attached hereto as Exhibit B (the “Warrant”); and

WHEREAS, the Purchaser desires to purchase from the Company such Note and Warrant on the terms set forth herein.

NOW, THEREFORE, the parties hereby agree as follows:

1. Purchase and Sale of Note and Warrant.

1.1 Sale and Issuance of Note and Warrant. Subject to the terms and conditions of this Agreement, at the Closing (as defined below) the Company shall issue to the Purchaser: (a) the Note, for the purchase price of One Million Five Hundred Thousand Dollars ($1,500,000.00); and (b) the Warrant, for a purchase price equal to 0.01% of the purchase price of the Note, or One Hundred Fifty Dollars ($150.00), for an aggregate purchase price for the Note and Warrant which shall equal One Million Five Hundred Thousand One Hundred Fifty Dollars ($1,500,150.00) (collectively, the “Purchase Price”). The Company and the Purchaser agree that such Purchase Price allocation represents the parties’ good faith allocation of the Purchase Price of the Note and the Warrant and shall be used for all purposes, including income tax reporting by the Company.

1.2 Closing; Delivery. The purchase and sale of the Note and the Warrant shall take place remotely via the exchange of documents and signatures on the date hereof (the “Closing”). At the Closing, the Company shall deliver to the Purchaser the Note evidencing the Company’s promise to pay the principal and interest thereunder and the Warrant and the Purchaser shall deliver to the Company the Purchase Price therefor by wire transfer to a bank account designated by the Company.

2. Representations and Warranties of the Company.

A Schedule of Exceptions, attached hereto as Exhibit C (the “Schedule of Exceptions”) shall be delivered to the Purchaser at the Closing. Except as set forth on the Schedule of Exceptions, which exceptions shall be deemed to be representations and warranties hereunder, delivered to the Purchaser at the Closing, the Company hereby represents and warrants to the Purchaser as follows:

2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite legal and corporate power and authority to own and operate its properties and assets, to carry on its business as presently conducted or proposed to be conducted, to execute and deliver this Agreement, the Note and the Warrant (collectively, the “Transaction Documents”), to issue and sell the Note, the Warrant and the shares issuable upon exercise of the Warrant in accordance with its terms (the “Warrant Shares” and together with the Warrant and the Note and any common stock of the Company issuable upon conversion of the Warrant Shares, the “Securities”), and to perform its obligations pursuant to the Transaction Documents. The Company is presently qualified to do business as a foreign corporation in California and in each other jurisdiction where the failure to be so qualified has had or could reasonably be expected to have a material adverse effect on the Company’s financial condition, operations, properties, assets, liabilities, prospects or business as now conducted or proposed to be conducted (a “Material Adverse Effect”).

2.2 Subsidiaries. The Company does not own or control (and has never owned or controlled), directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement. Since its inception, the Company has not consolidated or merged with, acquired all or substantially all of the assets of, or acquired the stock of or any interest in any corporation, partnership, association, or other business entity.

2.3 Capitalization. Immediately prior to the Closing:

(a) The authorized capital stock of the Company will consist of: (i) 60,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”), of which 7,245,527 shares are issued and outstanding; and (ii) 33,747,093 shares of preferred stock, $0.001 par value per share (the “Preferred Stock”), consisting of (A) 20,093,232 shares of which are designated Series A Preferred Stock, of which 19,948,052 shares are issued and outstanding, (B) 3,666,416 shares of which are designated Series B Preferred Stock, of which 3,589,247 shares are issued and outstanding, and (C) 9,987,445 shares of which are designated Series C Preferred Stock, of which 7,950,056 shares are issued and outstanding. Warrants to purchase up to 145,180 shares of Series A Preferred Stock and up to 77,169 shares of Series B Preferred Stock, respectively, are issued and outstanding.

(b) The outstanding shares of capital stock of the Company have been duly authorized and validly issued in compliance with applicable laws, and are fully paid and nonassessable.

(c) The Company has reserved 8,938,724 shares of Common Stock authorized for issuance to employees, consultants and directors pursuant to the Company’s 2006 Stock Plan (the “2006 Stock Plan”), under which options or other rights to purchase 7,753,887 shares of Common Stock are issued and outstanding, 1,052,644 shares of Common Stock remain available for issuance, and 132,193 shares of Common Stock have been issued upon exercise of stock options or other rights previously granted, each as of the date of this Agreement.

(d) Except for: (i) this Note and the other Securities; (ii) the conversion privileges of the Preferred Stock; (iii) the rights provided pursuant to the Amended and Restated Investors’ Rights Agreement, dated as of April 26, 2011 (the “Rights Agreement”), the Amended and Restated Voting Agreement, dated as of October 13, 2011, and the Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of April 26, 2011 (each as may be amended from time to time); (iv) the shares reserved for issuance pursuant to the 2006 Stock Plan as described above; (v) the warrants to purchase up to 145,180 shares of Series A Preferred Stock and up to 77,169 shares of Series B Preferred Stock; (vi) the shares of Preferred Stock reserved for issuance upon conversion of those certain subordinated convertible promissory notes, issued by the Company pursuant to the Note and Warrant Purchase Agreement, dated as of November 1, 2012, by and among the Company and the investors party thereto (the “2012 Note and Warrant Purchase Agreement”) (and the shares of Common Stock issuable upon conversion of such shares of Preferred Stock); and (vii) the shares of Preferred Stock reserved for issuance upon the exercise of those certain warrants to purchase shares, issued by the Company pursuant to the 2012 Note and Warrant Purchase Agreement (and the shares of Common Stock issuable upon conversion of such shares of Preferred Stock), respectively, there are no options, warrants or other rights (including conversion or preemptive rights and rights of first refusal or similar rights) to purchase any of the Company’s authorized and unissued capital stock.

2.4 Authorization. All corporate action on the part of the Company and its directors, officers and stockholders necessary for: (a) the authorization, execution and delivery of the Transaction Documents by the Company; (b) the authorization, sale, issuance and delivery of the Note and the Warrant at the Closing and the Warrant Shares issuable upon exercise of the Warrant and the other Securities issuable upon conversion of the Warrant Shares; and (c) the performance of all of the Company’s obligations under the Transaction Documents has been taken or will be taken prior to the Closing. The Transaction Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

2.5 Financial Statements. The Company has made available to the Purchaser: (a) the audited balance sheet as of December 31, 2011 and the related statements of operations and cash flows for the fiscal year then-ended; and (b) the unaudited balance sheet and related statements of operations and cash flows as of and for the nine (9)-month period ended September 30, 2012 (the “Financial Statements”). With the exception of the items noted in Section 2.5 of the Schedule of Exceptions, the Financial Statements are true and correct in all material respects and present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein. The Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may exclude certain footnotes required under GAAP and are subject to normal year-end audit adjustments, which are not expected to be material either individually or in the aggregate. Except as set forth in the Financial Statements, the Company has no liabilities or obligations, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to September 30, 2012. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

2.6 Material Contracts.

(a) Except for the agreements explicitly contemplated hereby, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound (written or otherwise) which may involve: (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000; (ii) the license of any patent, trademark, copyright, trade secret or other proprietary right to or from the Company; (iii) provisions restricting or affecting the development, manufacture, license, marketing, distribution or sale of the Company’s products or services; or (iv) indemnification by the Company with respect to infringements of proprietary rights (each, a “Material Contract” and, collectively the “Material Contracts”). All of the Material Contracts are valid, binding and in full force and effect, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies and to general principles of equity. Neither the Company nor, to the Company’s knowledge, any other party to any Material Contract is in default under the terms any such Material Contract.

(b) Except for: (i) agreements explicitly contemplated hereby; (ii) option agreements and stock purchase agreements with employees, directors and consultants in the Company’s service (including all exhibits to such option and stock purchase agreements); (iii) offer letters of employment with the Company’s employees and similar letters and/or agreements with other service providers to the Company; and (iv) agreements set forth under Section 2.6(b) of the Schedule of Exceptions, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, or holders of the Company’s outstanding capital stock or any affiliate thereof, including, without limitation, spouses, or family members of any such officer, director or holders of such outstanding capital stock.

(c) The Company has not: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred or guaranteed any indebtedness for money borrowed or incurred or guaranteed any other liabilities individually in excess of $50,000 or in excess of $100,000 in the aggregate; (iii) made any loans or advances to any person, other than ordinary advances for travel expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights (other than in the ordinary course of business of the Company).

For the purposes of subsections (a) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company knows to be affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

2.7 Intellectual Property.

(a) The Schedule of Exceptions sets forth a true, correct and complete list, as of the date of this Agreement, of: (i) all patents and patent applications owned by the Company; (ii) all registered and unregistered trademarks, service marks and trade names and applications therefor, owned or claimed to be owned by the Company; and (iii) all registered and material unregistered copyrights and copyright applications owned by the Company. The Company has previously disclosed to the Purchaser all information, documents and material that is actually known by the Company and that, as of the date of this Agreement, is substantive or material in connection with or related to its Intellectual Property (as defined below) as it relates to the Company’s business as currently conducted, including, without limitation, with respect to any patents owned or used in its business. The Company has taken all steps necessary or prudent to maintain and protect its right, title and interest in and to its Intellectual Property, including in response to any actions taken by governmental authorities, as are customary for similarly situated companies engaged in the same or similar business. For purposes of this Agreement, the term “Intellectual Property” means all know how, intellectual property, inventions (whether or not patentable), discoveries, processes, machines, manufactures, compositions of matter, improvements, techniques, methods, ideas, concepts, procedures, formulas, designs, technical data, medical analysis, product development data, clinical and research data, technology secret processes, trade secrets, prototypes, specifications, plans, software, promotional and marketing materials, any patents or patents applications, any registered and unregistered trademarks, service marks and trade names and applications therefor, any registered and unregistered copyrights, copyright applications and copyright renewals, and all goodwill associated with any of the foregoing.

(b) The Schedule of Exceptions sets forth a complete list of all licenses, agreements, authorizations and/or permissions pursuant to which the Company uses any one (1) or more items of Intellectual Property licensed from third parties in connection with the ongoing business of the Company (“Licensed IP Agreements”), other than software that is generally commercially available at retail. The Company has made available to the Purchaser correct and complete copies of each of the Licensed IP Agreements. Each of the Licensed IP Agreements is legal, valid, binding, enforceable, and in full force and effect. The Company has performed all obligations imposed upon it under each of the Licensed IP Agreements, and is not in breach of any of the Licensed IP Agreements, and, to the Company’s knowledge, no other party to any of the Licensed IP Agreements is in breach thereof. The Company has not granted any sublicense or similar right with respect to the Licensed IP Agreements. The Company has not received any notice that the other parties to the Licensed IP Agreements intend to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or right thereunder. The consummation of the transactions contemplated hereby and by the other Agreements will not cause a breach of any of the Licensed IP Agreements. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business.

(c) The Schedule of Exceptions sets forth a complete list of all licenses and agreements pursuant to which the Company has granted to any person or party a license or sublicense to use any one (1) or more items of Intellectual Property used by the Company in connection with the ongoing business of the Company (“IP Agreements”), exclusive of any evaluation license or non-disclosure agreements related to the Company’s third party evaluation process. The Company has made available to the Purchaser correct and complete copies of each of the IP Agreements. Each of the IP Agreements is legal, valid, binding, enforceable, and in full force and effect. The Company has performed all obligations imposed upon it under each of the IP Agreements, and is neither in breach of, nor has incurred any indemnification obligations under, any one or more of the IP Agreements. The Company has not granted any sublicense or similar right with respect to the IP Agreements. The consummation of the transactions contemplated hereby and by the other Transaction Documents will not cause a breach of any of the IP Agreements.

(d) The Company possesses all right, title and interest in and to, and is the sole and exclusive owner of the Intellectual Property, including, without limitation, all patents, trademarks and copyrights (and any applications for any of the foregoing), listed on the Schedule of Exceptions. The Company is the sole and exclusive licensee of the Licensed IP Agreements, and has the right to use such Intellectual Property in the operation of its business as presently conducted and as presently proposed to be conducted. As of the Closing, the Company has not received any written notice that its rights in such Intellectual Property have been or will be declared unenforceable or otherwise invalid by any court or governmental authority. No infringement, misuse or misappropriation of any such Intellectual Property by a third party has come to the Company’s attention, either orally or in writing.

(e) No third party has made a claim, assertion or, to the Company’s knowledge, threatened assertion, either orally or in writing, that the Company is interfering with, infringing, misusing, misappropriating or otherwise conflicting with such third party’s Intellectual Property.

(f) Except as set forth in the Schedule of Exceptions, the Intellectual Property owned or otherwise used by the Company is free and clear of all material Liens or other restrictions, and no such item of Intellectual Property is subject to any outstanding injunction, judgment, order, decree, ruling or charge. No action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending (or, to the Company’s knowledge, threatened) against the Company, which challenges the legality, validity, enforceability or ownership of, or the right of the Company to use, any one or more items of the Intellectual Property owned or used by the Company in connection with its business as currently conducted. Except as set forth in the Schedule of Exceptions, the Company has not agreed to indemnify any person or party for or against any interference, infringement, misappropriation, or other conflict with respect to any one or more items of the Intellectual Property owned or licensed by the Company.

(g) The Company has taken all steps reasonably necessary to ensure that it has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property right of any third party in the conduct of its business as presently conducted, and the Company has no knowledge of any such interference, infringement, misappropriation or conflict. To the knowledge of the Company, the operation of the business of the Company and the manufacture, marketing, sale or distribution of the Company’s products has not and does not interfere with, infringe upon or constitute misappropriation of the Intellectual Property rights of any third party.

(h) No director, officer, stockholder, employee of or consultant to or other affiliate of the Company owns, directly or indirectly, in whole or in part, any interest in any of the Intellectual Property owned or used by the Company.

(i) The Company has not disclosed to any person or party, other than in the ordinary course of business of the Company, consistent with past practice and pursuant to valid written non-disclosure and non-use agreements, any proprietary or otherwise confidential information relating to the Intellectual Property owned or licensed by the Company. The Company has at all times maintained reasonable procedures to protect all trade secrets and other confidential information of the Company. The Company and, to the Company’s knowledge, each other party to any Licensed IP Agreement or IP Agreement, is not under any contractual or other obligation to disclose any proprietary information relating to the Intellectual Property owned, developed or licensed by the Company (unless required by law) and no event has taken place, including the execution and delivery of this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby or any related change in the business activities of the Company, that would give rise to such obligation. The Company has disclosed trade secrets solely as required for the conduct of its business in the ordinary course and solely under non-disclosure and non-use agreements.

2.8 Title to Properties and Assets; Liens. The Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no material mortgage, pledge, lien, lease, encumbrance or charge (“Lien”), other than: (a) Liens for current taxes not yet due and payable; (b) Liens imposed by law and incurred in the ordinary course of business for obligations not past due; (c) Liens in respect of pledges or deposits under workers’ compensation laws or similar legislation; and (d) Liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto, and which have not arisen otherwise than in the ordinary course of business of the Company. With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects and, to its knowledge, holds a valid leasehold interest free of any Liens, claims or encumbrances.

2.9 Compliance with Other Instruments. The Company is not in violation of any term of its Amended and Restated Certificate of Incorporation or Bylaws, each as amended to date, or in any material respect, of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree to which it is party or by which it is bound. The Company is not in violation of any federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution and delivery of the Transaction Documents by the Company, the performance by the Company of its obligations pursuant to the Transaction Documents, and the issuance of the Securities, will not result in any violation of, or conflict with, or constitute a default under, the Company’s Amended and Restated Certificate of Incorporation or Bylaws, each as amended to date, or any of its agreements, nor result in the creation of any mortgage, pledge, Lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, forfeiture or nonrenewal of any material permit or license applicable to the Company.

2.10 Litigation. There are no claims, arbitrations, complaints, charges, actions, suits, proceedings or investigations pending against the Company or its properties or against any current or former officer, director or employee in their capacity as such or that questions the validity of the Agreement of the rights of the Company to enter into them or to consummate the transactions contemplated thereby (nor has the Company received notice of any threat of any of the foregoing). The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There are no claims, arbitrations, complaints, charges, actions, suits, proceedings or investigations by the Company pending or which the Company intends to initiate against any other person or entity.

2.11 Compliance with Health Care Laws.

(a) The Company meets, in all respects, the requirements of participation and payment of all Government Health Care Programs (as defined below) in which it participates or to which it submits any invoices or bills, and is a party to valid participation agreements for payment by such Government Health Care Programs if the Company bills a particular Government Health Care Program for services or procedures or is otherwise required to meet such requirements. There is no action pending, received or, to the knowledge of the Company, threatened against the Company that relates directly to a violation of any laws pertaining to the Government Health Care Programs or that could result in the imposition of penalties or the exclusion by any of them from participation in any Government Health Care Program. For purposes of this Agreement, the term “Government Health Care Program” means any program operated or funded (in whole or in part) by any governmental entity that provides or pays for the delivery of health care services, supplies or equipment, including, without limitation, Medicare and Medicaid.

(b) The Company is in compliance with all applicable Health Care Laws, in all material respects. For purposes of this Agreement, the term “Health Care Laws” means all federal or state, civil or criminal health care laws applicable to the Company or its business that pertain to the delivery of or payment for health care services or products; the operation of Government Health Care Programs; medical device marketing or manufacturing; certification requirements for the provision of health care services; conduct of medical research; handling of medical devices; reprocessing of medical devices; and/or handling of medical waste or infectious materials, including, without limitation, the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Law (42 U.S.C. § 1395nn), the civil False Claims Act (31

U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), the exclusion laws, SSA § 1128 (42 U.S.C. 1320a-7), or the regulations promulgated pursuant to such laws, and comparable state and federal laws and regulations applicable to the Company or its business.

(c) All material reports, documents, applications, claims and notices required to be filed, maintained, or furnished to any governmental entity with respect to the marketing, sale or manufacture by the Company of any item or service marketed, sold or manufactured by or on behalf of the Company have been so filed, maintained or furnished, except to the extent that any failure to do so would not have a Material Adverse Effect. All such reports, documents, claims and notices were complete and correct in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing) such that no liability exists with respect to such filings. All reports required to be filed by the Company with any governmental entity regarding any incidents, injuries or defects in any products marketed, sold or manufactured by the Company have been timely filed.

(d) Neither the Company, nor any employee, owner or officer of the Company (to the extent applicable) has ever been excluded from participation in any Government Health Care Program.

2.12 FDA Compliance.

(a) The operations of the Company, including, without limitation, the manufacture, import, export, testing, development, processing, packaging, labeling, storage, marketing and distribution of all products, are in compliance in all material respects with all applicable federal and state laws and permits held by the Company including, without limitation, those administered by the Food and Drug Administration (the “FDA”) relating to the business, assets, properties, products, operations or processes of the Company. There are no actual or, to the knowledge of the Company, threatened actions against the Company by the FDA or any other governmental entity that has jurisdiction over the operations of the Company. The Company has not received notice of any pending or threatened claim, and the Company has no knowledge that any governmental entity is considering such action.

(b) The Company has not received any FDA Form 483 notice of adverse findings, warning letters, untitled letters or other written correspondence or notice from the FDA, or other governmental entity alleging or asserting noncompliance with any applicable federal or state laws or permits, and the Company has no knowledge that the FDA or any governmental entity is considering such action.

(c) All studies, tests and preclinical and clinical trials being conducted by or on behalf of the Company are being conducted in compliance in all material respects with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and applicable federal and state laws. The Company has not received any notices, correspondence or other communication from the FDA or any other governmental entity requiring the termination, suspension or material modification of any clinical trials conducted by, or on behalf of, the Company, or in which they have participated, and the Company has no knowledge that the FDA or any other governmental entity is considering such action.

(d) The manufacture of products by, or on behalf of, the Company is being conducted in compliance in all material respects with all applicable laws including the FDA’s Quality Systems Regulation. In addition, the Company, and, to the Company’s knowledge, any third-party manufacturer of products on the Company’s behalf, are in material compliance with all applicable FDA requirements, including registration and listing requirements set forth in 21 U.S.C. Section 360 and 21 C.F.R. Part 207.

(e) The Company is not the subject of any pending or, to the Company’s knowledge, threatened investigation by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. The Company has not, to the Company’s knowledge, committed any act, made any statement, or failed to make any statement that would provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities” and any amendments thereto.

(f) To the extent that the Company markets or sells any products or services in any jurisdiction outside of the United States, or manufactures any products outside of the United States, the Company has acted in compliance in all material respects with the applicable laws of such jurisdiction pertaining to the approval of marketing or sale of such medical devices; the use of good manufacturing practices; and such other laws and regulations that that pertain to the same subject area under the jurisdiction of the FDA.

2.13 Governmental Consent. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Note, the Warrant or the other Securities, or the consummation of any other transaction contemplated by this Agreement or any of the other Transaction Documents, except: (a) the filing of such notices as may be required under the Securities Act of 1933, as amended (the “Securities Act”); and (b) such filings as may be required under applicable state securities laws, which have been made or will be made in a timely manner.

2.14 Permits. The Company has all franchises, permits, licenses, and any similar authority materially necessary for the conduct of its business as now being conducted by it and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.15 Environmental and Safety Laws. To the knowledge of the Company, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and, to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

2.16 Tax Returns and Payments. The Company has duly and timely filed all material tax returns (federal, state, local and foreign) required to be filed by it and there are no waivers of applicable statutes of limitations in effect with respect to taxes for any year. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company on or before the Closing, have been paid or will be paid prior to the time they become delinquent. The Company has not been advised: (a) that any of its returns, federal, state or other, have been audited in the past or are being audited as of the date hereof; or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date hereof that is not adequately provided for. The Company believes in good faith that any “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), and the guidance thereunder) under which the Company makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. To the knowledge of the Company, no payment to be made under any 409A Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code.

2.17 Offering. Assuming the accuracy of the Purchaser’s representations and warranties in Section 3, the offer, sale and issuance of the Securities constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Securities to any person or persons so as to bring the sale of such Securities by the Company within the registration provisions of the Securities Act or any state securities laws.

2.18 Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any of the transactions contemplated hereby.

2.19 Employees. The Company is not aware that any officer or key employee intends to terminate his or her employment with the Company, nor does the Company have a present intention to terminate the employment of any officer or key employee. The employment of each officer and employee of the Company is terminable at the will of the Company (subject to general principles related to wrongful termination of employees) and no severance or other payments will be due upon any such termination. There is no strike, labor dispute or union organization activities pending or, to the Company’s knowledge, threatened between it and its employees. To the knowledge of the Company, none of its employees belongs to any union or collective bargaining unit. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company’s business. The Company has complied with all applicable state and federal laws and regulations respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws related to employment, and there are no arrears in the payments of wages, withholding or social security taxes, unemployment insurance premiums or other similar obligations.

2.20 Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended. The Company has made all required contributions and has no liability to any employee benefit plan required to be set forth on Section 2.20 of the Schedule of Exceptions and has complied in all material respects with all applicable laws for any such plan.

2.21 Disclosure. The Company has provided Purchaser with all the information regarding the Company that Purchaser has requested for deciding whether to purchase the Note and the Warrant. Neither the Transaction Documents nor any other documents or certificates delivered in connection herewith, when taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Company does not represent or warrant that it will achieve any financial projections made available to the Purchaser.

2.22 Insurance. The Company has in full force and effect fire and casualty insurance policies in amounts customary for companies in similar businesses similarly situated. The Schedule of Exceptions lists all of the insurance policies maintained by the Company, including the name of the insurer and the type and amount of coverage.

2.23 Obligations of Management. Each officer and key employee of the Company is currently devoting substantially all of his or her business time to the conduct of the business of the Company. The Company is not aware that any officer or key employee of the Company is planning to work less than full time at the Company in the future. No officer or key employee is currently working or, to the Company’s knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

2.24 Subsequent Events. Since September 30, 2012, there has not been:

(a) any change in the business, assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused or could not reasonably be expected to cause, in the aggregate, a Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, that has had or would reasonably be expected to have a Material Adverse Effect;

(c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d) any satisfaction or discharge of any Lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business;

(e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g) any resignation or termination of employment of any officer of the Company;

(h) any material mortgage, pledge, transfer of a security interest in, or Lien, created by the Company, with respect to any of its properties or assets, except Liens for taxes not yet due or payable and Liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(i) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(k) any sale, assignment or transfer of any intellectual property of the Company;

(l) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(m) to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that has had or could reasonably be expected to result in a Material Adverse Effect; or

(n) any arrangement or commitment by the Company to do any of the things described in this Section 2.24.

3. Representations and Warranties of the Purchaser.

The Purchaser hereby represents and warrants to the Company that:

3.1 No Registration. The Purchaser understands that the Securities, have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein or otherwise made pursuant hereto.

3.2 Investment Intent. The Purchaser is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act. The Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Securities.

3.3 Investment Experience. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that the Purchaser can protect its own interests. The Purchaser has such knowledge and experience in financial and business matters so that the Purchaser is capable of evaluating the merits and risks of its investment in the Company.

3.4 Speculative Nature of Investment. The Purchaser understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. The Purchaser can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

3.5 Access to Data. The Purchaser has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning the Transaction Documents, the exhibits and schedules attached hereto and thereto and the transactions contemplated by the Transaction Documents, as well as the Company’s business, management and financial affairs. The Purchaser acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 (each as modified by the Schedule of Exceptions referred to therein) of this Agreement or the right of the Purchaser to rely thereon.

3.6 Accredited Investor. The Purchaser is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Act, and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

3.7 Rule 144. The Purchaser acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act (“Rule 144”) which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “brokers’ transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Purchaser understands that the current public information referred to above is not now available and the Company has no present plans to make such information available. The purchaser acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Purchaser wishes to sell the Securities, and that, in such event, the Purchaser may be precluded from selling such securities under Rule 144, even if the other applicable requirements of Rule 144 have been satisfied. The Purchaser acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities. The Purchaser understands that, although Rule 144 is not exclusive, the SEC has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

3.8 No Public Market. The Purchaser understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

3.9 Authorization.

(a) The Purchaser has all requisite power and authority to execute and deliver the Transaction Documents, to purchase the Securities hereunder and to carry out and perform its obligations under the terms of the Transaction Documents. All action on the part of the Purchaser necessary for the authorization, execution, delivery and performance of the Transaction Documents, and the performance of all of the Purchaser’s obligations under the Transaction Documents, has been taken or will be taken prior to the Closing.

(b) The Transaction Documents (as applicable), when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms except as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(c) No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Purchaser in connection with the execution and delivery of the Transaction

Documents (as applicable) by the Purchaser or the performance of the Purchaser’s obligations hereunder or thereunder.

3.10 Tax Advisors. The Purchaser has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement and the transactions contemplated hereby. With respect to such matters, the Purchaser has relied solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Transaction Documents.

3.11 Legends. The Purchaser understands and agrees that the Notes, the Warrant, the Warrant Shares, or any other securities issued in respect of the Note, the Warrant and/or the Warrant Shares upon any applicable stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear any legend required by the Transaction Documents or under applicable federal or state securities laws.

4. Rights of Purchaser. So long as either the Note or the Warrant is outstanding:

4.1 Information Rights.

(a) The Company shall deliver to the Purchaser: (i) within thirty (30) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter; (ii) within one hundred and twenty (120) days after the end of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal year, and an unaudited balance sheet as of the end of such fiscal year; and (iii) any other information regarding the Company that is reasonably requested by the Purchaser; provided, however, that in the event that the Company obtains audited financial statements with respect to any fiscal quarter or fiscal year, as applicable, the Company shall deliver such audited financial statements to the Purchaser in accordance with the time periods set forth in clauses (i) and (ii) above.

(b) Within thirty (30) days of the end of each calendar quarter, the Company shall provide to the Purchaser for such calendar quarter a report of the Company’s customers in California (deidentified) and the procedures or units sold, as applicable, for each such customer.

4.2 Social Purpose.

(a) The Company acknowledges and agrees that the social purpose of the purchase of the Note by Purchaser is the market development, evaluation, and if commercially viable, commercial launch and deployment of the iRhythm solution to Medicaid populations and safety net providers.

(b) The Company will provide iRhythm products and services to safety net hospitals in California for a period of one year, subject to a minimum of 600 and a maximum of 1500 units of the Zio® patch and analysis/report, with the goals of completing a study and collecting data to demonstrate: improved quality and outcomes for patients and providers of those institutions, particularly those that are low-income, rural and disproportionately represented in the Medi-Cal population.

(c) In recognition of Purchaser’s social investment purpose, the Company hereby agrees that during the term of the Note, the Company will: (i) engage in good faith efforts to provide services to two (2) California safety net hospitals (San Francisco General and UC Davis Medical Center); (ii) participate in an independent study of the iRhythm implementation at these two (2) sites; (iii) cooperate with the Purchaser and researcher efforts to evaluate and publish quality, provider and patient satisfaction and cost outcomes of the use of the iRhythm solution; and (iv) if commercially viable (as determined in the Company’s sole and absolute discretion), attempt to broadly serve the Medicaid and rural markets.

5. Miscellaneous.

5.1 Survival of Warranties. The representations and warranties of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing. In addition, Section 4 of this Agreement shall survive the execution and delivery of this Agreement and the Closing.

5.2 Successors and Assigns; Further Assurances. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. At any time or from time to time after the date hereof, the parties agree to reasonably cooperate with each other to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the intent of the parties hereunder.

5.3 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without regard to conflict of law principles that would result in the application of the Laws of any other jurisdiction.

5.4 Counterparts; Facsimile. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

5.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.6 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to the Purchaser) or otherwise delivered by hand, messenger or courier service addressed:

(a) if to the Purchaser, to the Purchaser at the Purchaser’s address as shown on the signature page hereto, or at such other address as the Purchaser shall have furnished to the Company, with a copy (which shall not constitute notice) to Patterson Belknap Webb & Tyler LLP, 1133 Avenue of the Americas, New York, New York 10036, Attn: Tomer Inbar, Esq.; or

(b) if to the Company, to the attention of the Chief Executive Officer or the Chief Financial Officer of the Company at the Company’s address as shown on the signature page hereto, or at such other address as the Company shall have furnished to the Purchaser, with a copy (which shall not constitute notice) to Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94065, Attn: Philip H. Oettinger.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given: (i) if delivered by hand, messenger or courier service, when delivered; (ii) if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid; or (iii) if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

5.7 Fees and Expenses. Except as set forth in Section 10 of the Note, the Company and the Purchaser shall each pay their own expenses in connection with the transactions contemplated by this Agreement and the other Transaction Documents.

5.8 No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the

Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

5.9 Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Purchaser.

5.10 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by Law.

5.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by Law or otherwise afforded to any party, shall be cumulative and not alternative.

5.12 Entire Agreement. This Agreement, together with the Note and the Warrant, constitute the full and entire understanding and agreement among the parties with respect to the subject matter hereof and thereof, and any other written or oral agreement relating to the subject matter hereof or thereof existing between the parties (including, without limitation, any term sheets between the parties) is expressly canceled.

5.13 Jurisdiction. Each party irrevocably submits to the exclusive jurisdiction of the State and Federal courts located in Alameda County, State of California, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any such action, suit or proceeding in such courts. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in California with respect to any matters to which it has submitted to jurisdiction in this Section 5.13. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the State and Federal courts located in Alameda County, State of California and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement as of the date first written above.

COMPANY:

IRHYTHM TECHNOLOGIES, INC.

By:	/s/ Kevin M. King
Name: Kevin M. King
Title: President and Chief Executive Officer

Address:

650 Townsend Street, Suite 380
San Francisco, CA 94103
Facsimile: 415.632.5701

PURCHASER:

CALIFORNIA HEALTHCARE FOUNDATION

By:	/s/ Craig C. Ziegler
	Name:	Craig C. Ziegler
	Title:	Vice President of Finance, Administration & Investments

Address:

1438 Webster Street, Suite 400
Oakland, CA 94612
Facsimile: 510-238-1044

[Signature Page to Note Purchase Agreement]

EXHIBIT A

FORM OF NOTE

EXHIBIT B

FORM OF WARRANT

EXHIBIT C

SCHEDULE OF EXCEPTIONS

IRHYTHM TECHNOLOGIES, INC.

AMENDMENT NO. 1 TO CHCF PROMISSORY NOTE

This Amendment No. 1 (the “Amendment”) to the promissory note (the “Note”) issued pursuant to the Note Purchase Agreement dated November 16, 2012 (the “Agreement”) is made as of June 19, 2015 by and between iRhythm Technologies, Inc., a Delaware corporation (the “Company”) and California HealthCare Foundation (“CHCF”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Note.

WHEREAS, the Note provides for a Maturity Date of November 16, 2016;

WHEREAS, the Company and CHCF mutually desire to extend the Maturity Date to May 16, 2018;

WHEREAS, pursuant to Section 9 of the Note, any provision of the Note may be amended with the written consent of the Company and CHCF.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendment and Restatement of the Definition of “Maturity Date” in the Note. Effective as of the date hereof, the definition of the “Maturity Date” in Section 2 of the Note shall be amended and restated and replaced in its entirety with “May 16, 2018”.

2. Full Force and Effect. To the extent not expressly amended hereby, the Note shall remain in full force and effect.

3. Entire Agreement. This Amendment, together with the Agreement (and all exhibits attached thereto) and the Note (to the extent not amended hereby), represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties with respect to the subject matter herein.

4. Governing Law. This Amendment and all actions arising out of or in connection with this Amendment shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

5. Modification. This Amendment may only be altered, amended or modified with the written consent of the Company and CHCF. Waiver of any term or provision of this Amendment or forbearance to enforce any term or provision by any party shall not constitute a waiver as to any subsequent breach or failure of the same term or provision or a waiver of any other term or provision of this Amendment.

6. Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same Amendment.

7. Facsimile. This Amendment may be executed by facsimile.

(Signature Page Follows)

The parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year written above.

COMPANY:

IRHYTHM TECHNOLOGIES, INC. a Delaware corporation

By:	/s/ Kevin M. King
Name: Kevin M. King
Title: President and Chief Executive Officer

Signature Page to iRhythm Technologies, Inc.

Amendment No. 1 to the CHCF Note

CHCF:

CALIFORNIA HEALTHCARE FOUNDATION

/s/ Craig C. Ziegler
Signature

Craig C. Ziegler
Print Name

Vice President of Finance, Administration & Investments
Print Title

Signature Page to iRhythm Technologies, Inc.

Amendment No. 1 to the CHCF Note

IRHYTHM TECHNOLOGIES, INC.

AMENDMENT NO. 2 TO CHCF PROMISSORY NOTE

This Amendment No. 2 (the “Amendment”) to the promissory note (as amended by Amendment No.1 to CHCF Promissory Note, dated as of November June 19, 2015, the “Note”) issued pursuant to the Note Purchase Agreement dated November 16, 2012 (the “Agreement”) is made as of December 4, 2015 by and between iRhythm Technologies, Inc., a Delaware corporation (the “Company”) and California HealthCare Foundation (“CHCF”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Note.

WHEREAS, the Company intends to enter into (i) a secured term loan facility with BioPharma Secured Investments III Holdings Cayman LP, as lender (“Biopharma”) and (ii) an amended and restated loan and security agreement with Silicon Valley Bank, as lender (“SVB”) (collectively, the loan facilities referred to in clauses (i) and (ii) shall hereinafter be referred to as the “Loan Facilities”);

WHEREAS, CHCF is currently a party to that certain Subordination Agreement, dated as of November 16, 2015 (the “SVB Subordination Agreement”), with SVB and the Company.

WHEREAS, to facilitate the Loan Facilities, the Company has requested that CHCF (i) amend certain provisions of the Note as set forth herein and (ii) enter into a subordination agreement with Biopharma on substantially the same terms as the SVB Subordination Agreement;

WHEREAS, pursuant to Section 9 of the Note, any provision of the Note may be amended with the written consent of the Company and CHCF.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Note. Effective as of the date hereof:

(a) Section 7 of the Note is hereby amended and restated in its entirety to read as follows:

“7. Subordination. This Note will be subordinate in right of payment to: (a) the principal of (and premium, if any), unpaid interest on and any other amounts due in connection with indebtedness of the Company owed to Silicon Valley Bank (“SVB”) pursuant to that certain Second Amended and Restated Loan and Security Agreement, dated as of December 4, 2015, by and between the Company and SVB, as amended, restated, supplemented or otherwise modified from time to time, and any extension, refinance, renewal, replacement, defeasance or refunding of any such indebtedness (the “SVB Loan Agreement”); (b) commercial loans, lines of credit, equipment financings, the subordinated convertible promissory notes issued pursuant to the 2012 Note and Warrant Purchase Agreement in connection with the Company’s convertible note financing transaction that closed on November 1, 2012, and (c) the term loans borrowed by the Company from, and any and all other amounts due in connection with such term loans and the indebtedness of the Company owed thereunder to BioPharma Secured Investments III Holdings Cayman LP (“BioPharma”) pursuant to that certain Loan Agreement, dated as of December 4, 2015, by and between the Company and BioPharma as amended, restated, supplemented or otherwise modified from time to time, and any extension, refinance, renewal, replacement, defeasance or refunding of any such indebtedness (the “BioPharma Loan Agreement”) (collectively, the indebtedness referred to in clauses (a), (b) and (c), shall hereinafter be referred to as the “Senior Indebtedness”). The Lender will enter into such subordination agreements with respect to this Note as are reasonably required by the holders of Senior Indebtedness.”

(b) Section 8 of the Note is hereby amended by amending and restating the second clause (g) that appears immediately prior to the existing clause (h) to read as follows (and renumbering the existing clause “(h)” as clause “(i)”):

“(h) any Liens in favor of SVB pursuant to the SVB Loan Agreement, , any Liens in favor of BioPharma pursuant to that certain Guaranty and Security Agreement, dated as of December 4, 2015, by and between the Company and BioPharma (as amended, restated, supplemented or otherwise modified from time to time) and any other Liens in respect of Senior Indebtedness or “Permitted Liens” as defined in the SVB Loan Agreement and the Pharmakon Loan Agreement so long as, in each case, such agreement is not terminated or expired;”

2. Full Force and Effect. To the extent not expressly amended hereby, the Note shall remain in full force and effect.

3. Entire Agreement. This Amendment, together with the Agreement (and all exhibits attached thereto) and the Note (to the extent not amended hereby), represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties with respect to the subject matter herein.

4. Governing Law. This Amendment and all actions arising out of or in connection with this Amendment shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

5. Modification. This Amendment may only be altered, amended or modified with the written consent of the Company and CHCF. Waiver of any term or provision of this Amendment or forbearance to enforce any term or provision by any party shall not constitute a waiver as to any subsequent breach or failure of the same term or provision or a waiver of any other term or provision of this Amendment.

6. Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same Amendment.

7. Facsimile. This Amendment may be executed by facsimile.

(Signature Page Follows)

The parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year written above.

COMPANY:

IRHYTHM TECHNOLOGIES, INC. a Delaware corporation

By:	/s/ Matthew C. Garrett
Name: Matthew C. Garrett
Title: Chief Financial Officer

Signature Page to iRhythm Technologies, Inc.

Amendment No. 2 to CHCF Note

CHCF:

CALIFORNIA HEALTHCARE FOUNDATION

/s/ Craig C. Ziegler
Signature

Craig C. Ziegler
Print Name

Vice President of Finance, Administration & Investments
Print Title

Signature Page to iRhythm Technologies, Inc.

Amendment No.2 to CHCF Note

PROMISSORY NOTE

$1,500,000	November 16, 2012 San Francisco, California

FOR VALUE RECEIVED, the undersigned, iRhythm Technologies, Inc. (the “Borrower”), hereby promises to pay to the order of California HealthCare Foundation (the “Lender”), on the Maturity Date (as defined below) or at such other time as specified in this Promissory Note (this “Note”), the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000), together with interest accrued on the unpaid principal amount of this Note, payable as provided herein.

1. Note Purchase Agreement. This Note is being issued pursuant to a Note Purchase Agreement, dated as of the date hereof, by and between the Borrower and the Lender (the “Note Purchase Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Note Purchase Agreement.

2. Maturity Date. The full principal amount of this Note, and any accrued but unpaid interest hereunder, shall be due and payable on the earlier to occur of: (a) the date of a Liquidation Event (as defined below); and (b) November 16, 2016 (the “Maturity Date”). For purposes hereof, a “Liquidation Event” shall mean: (i) a voluntary or involuntary liquidation, dissolution or winding up of the Borrower; (ii) the acquisition of the Borrower by another entity by means of any transaction or series of related transactions to which the Borrower is a party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than (A) a merger effected exclusively to change the domicile of the Borrower, (B) a consolidation with a wholly-owned subsidiary or (C) a transaction or series of transactions in which the holders of the voting securities of the Borrower outstanding immediately prior to such transaction retain, immediately after such transaction or series of related transactions, as a result of shares in the Borrower held by such holders prior to such transaction, at least a majority of the total voting power represented by the outstanding voting securities of the Borrower or such other surviving or resulting entity (or if the Borrower or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent); (iii) a sale, lease or other disposition of all or substantially all of the assets of the Borrower; or (iv) the initial public offering of shares of the Borrower’s common stock registered pursuant to the Securities Act of 1933, as amended.

3. Interest. Simple interest shall accrue on the outstanding principal amount of this Note at a per annum rate equal to two percent (2%) for the period beginning on the date hereof and through and including the date such principal is paid. If the Lender notifies the Borrower in writing at any time after the occurrence of an Event of Default (as defined below), during the continuance of such Event of Default, simple interest shall accrue on the outstanding principal amount of this Note at a rate per annum equal to the lesser of: (a) seven percent (7%); and (b) the maximum amount permitted under applicable law.

4. Optional Prepayments. The Borrower may, on any Business Day, prepay the then-outstanding principal amount and accrued but unpaid interest on this Note in whole or in part. All prepayments shall be applied first to accrued but unpaid interest and then to outstanding principal.

5. Payments and Computations.

(a) The Borrower shall make each payment hereunder not later than 11:00 A.M. (Oakland, California time) on the date such payment is due in the lawful currency of the United States to the Lender in same day funds that are immediately available for use by Lender.

(b) All computations of interest shall be made on the basis of a year of 365 days, for the actual number of days occurring in the period for which such interest is payable.

(c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

(d) For purposes of this Note, “Business Day” shall mean a day on which banks are not required or authorized to close in Oakland, California.

6. Events of Default.

(a) Definition of Event of Default. Each of the following events and conditions is hereby defined to be an “Event of Default” for purposes of this Note: (i) the insolvency of the Borrower; (ii) the commission of any act of bankruptcy by the Borrower; (iii) the execution by the Borrower of a general assignment for the benefit of creditors; (iv) the filing by or against the Borrower of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of ninety (90) days or more; (v) the appointment of a receiver or trustee to take possession of the property or assets of the Borrower; or (vi) if the Borrower materially fails to perform any term, covenant or agreement contained in the Note or the Note Purchase Agreement, and does not cure such material breach within thirty (30) days of written receipt of notice from the Lender describing such material breach, or does not cure such material breach within any further extended cure period approved by the Lender after the Borrower has made a good faith effort to cure such material breach and requested an extension of the original thirty (30)-day cure period for such material breach that was approved by the Lender. Notwithstanding the foregoing, with respect to a payment default, it shall be an “Event of Default” if the Borrower fails to cure such payment default within seven (7) Business Days of written receipt of notice from the Lender describing such breach.

(b) Remedies. This Note and all accrued interest hereunder shall automatically become immediately due and payable in full upon the occurrence of an Event of Default under Section 6(a)(ii), 6(a)(iii), 6(a)(iv) or 6(a)(v) above. Upon the occurrence of an Event of Default under Section 6(a)(i) or 6(a)(vi) above, the Lender shall have (but shall have no obligation to exercise or pursue) the right to declare all principal and interest under this Note to be immediately due and payable. All rights, powers and remedies of or for the benefit of the Lender provided in this Note are in addition to and not in substitution of any and all other rights,

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powers and remedies now or hereafter existing at law or in equity. The resort by the Lender to any right, power or remedy provided in this Note, at law or in equity, shall not prevent the concurrent or subsequent employment of any right, power or remedy provided in this Note, at law or in equity, until full payment and performance of the obligations under this Note.

7. Subordination. This Note will be subordinate in right of payment to: (a) the principal of (and premium, if any), unpaid interest on and any other amounts due in connection with indebtedness of the Company owed to Silicon Valley Bank (“SVB”) pursuant to that certain that certain Loan and Security Agreement, dated as of July 16, 2007, by and between the Company and SVB, as amended to date, and any extension, refinance, renewal, replacement, defeasance or refunding of any such indebtedness; and (b) commercial loans, lines of credit, equipment financings and the subordinated convertible promissory notes issued pursuant to the 2012 Note and Warrant Purchase Agreement in connection with the Company’s convertible note financing transaction that closed on November 1, 2012 (collectively, the “Senior Indebtedness”). The Lender will enter into such subordination agreements with respect to this Note as are reasonably required by the holders of Senior Indebtedness.

8. Negative Pledge. The Borrower hereby agrees not to license, pledge, create a lien on or otherwise encumber any of the Borrower’s properties and assets without the consent of the Lender, except for Permitted Liens. For purposes of this Note, the term “Permitted Liens” means: (a) Liens (as defined in the Note Purchase Agreement) for taxes not yet due and payable or which are being contested in good faith and with respect to which adequate reserves have been established on the Borrower’s Financial Statements (as defined in the Note Purchase Agreement), as required under United States generally accepted accounting principles (“GAAP”); (b) carriers’, warehousemen’s, mechanics’, materialmen’s and other like Liens and charges incurred in the ordinary course of business and which are not delinquent or are being contested in good faith and, in either case, do not, individually or in the aggregate, exceed $150,000 for which adequate reserves have been established in the Financial Statements, as required under GAAP; (c) Liens on inventory held by suppliers thereof that are incurred in the ordinary course of business and which are not delinquent or are being contested in good faith and do not, individually or in the aggregate, exceed $150,000; (d) the interests of the lessors and sublessors of any such leased properties; (e) Liens arising in connection with worker’s compensation and unemployment insurance incurred, in each case, in the ordinary course of business that do not, individually or in the aggregate exceed $150,000 for which adequate reserves have been established in the Financial Statements, as required under GAAP; (f) purchase money Liens that arise in the ordinary course of business; (g) restrictions on the use of property or minor irregularities of title as normally exist with respect to properties similar to the Borrower’s properties that arise in the ordinary course of business which do not in the aggregate materially impair the ownership or use thereof in the operation of the business of the Borrower; (g) any Liens in favor of Silicon Valley Bank (“SVB”) pursuant to that certain Loan and Security Agreement, dated as of July 16, 2007, by and between the Borrower and SVB, as amended to date, and any other Liens in respect of Senior Indebtedness; and (h) extensions, renewals and replacements of the foregoing Liens with respect to the property covered by the Lien extended, renewed or replaced.

9. Amendments; Waiver This Note may only be amended in a writing signed by both the Borrower and the Lender. No waiver of any provision of this Note shall be

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effective unless the waiver is in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specified instance and for the specific purpose for which given.

10. Expenses; Enforcement.

(a) The Borrower hereby agrees upon demand to pay to the Lender the amount of any and all reasonable costs and expenses, including the reasonable fees and expenses of its counsel, which the Lender may incur in connection with the collection of this Note or the exercise or enforcement of any of the rights of the Lender hereunder upon the occurrence of an Event of Default; such costs and expenses shall include, without limitation, all costs, expenses and reasonable attorneys’ fees incurred by the Lender hereof in connection with any insolvency, bankruptcy, arrangement or other similar proceedings involving the Borrower, or involving any endorser or guarantor hereof, which in any way affects the exercise by the Lender hereof of its rights and remedies under this Note.

(b) This Note shall not be subject to offset, deduction, counterclaim or any other deduction or limitation of the full amounts due hereunder. The Borrower hereby waives presentment, demand, protest, notice of protest, dishonor and nonpayment of this Note and all other notices of every kind.

11. Fees. Except as otherwise provided in Section 10(a) above, the Borrower and the Lender shall each pay their own expenses in connection with the transactions contemplated by this Note and the other Transaction Documents.

12. Authority. The Borrower hereby represents and warrants that it has full power and authority to execute this Note, that no approvals or consents of any other party that have not been obtained are necessary and that this Note is a binding obligation and is enforceable against the Borrower in accordance with its terms.

13. Severability. In case any provision or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

14. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to the Lender) or otherwise delivered by hand, messenger or courier service addressed:

(a) if to the Lender, to the Lender at the Lender’s address as shown on the signature page to the Note Purchase Agreement, or at such other address as the Lender shall have furnished to the Borrower, with a copy (which shall not constitute notice) to Patterson Belknap Webb & Tyler LLP, 1133 Avenue of the Americas, New York, New York 10036, Attn: Tomer Inbar, Esq.; or

(b) if to the Borrower, to the attention of the Chief Executive Officer or the Chief Financial Officer of the Borrower at the Borrower’s address as shown on the signature

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page hereto, or at such other address as the Borrower shall have furnished to the Lender, with a copy (which shall not constitute notice) to Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94065, Attn: Philip H. Oettinger.

Each such notice or other communication shall for all purposes of this Note be treated as effective or having been given: (i) if delivered by hand, messenger or courier service, when delivered; (ii) if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid; or (iii) if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address. In the event of any conflict between the Borrower’s books and records and this Note or any notice delivered hereunder, the Borrower’s books and records will control absent fraud or error.

15. Governing Law and Jurisdiction.

(a) Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of California, without regard to conflict of law principles that would result in the application of the Laws of any other jurisdiction.

(b) Jurisdiction. The Borrower hereby irrevocably submits to the exclusive jurisdiction of the State and Federal courts located in Alameda County, State of California, for the purposes of any suit, action or other proceeding arising out of this Note or transaction contemplated hereby. The Borrower further agrees that service of any process, summons, notice or document by U.S. registered mail to the Borrower’s address set forth in the Note Purchase Agreement shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction in this Section 15(b). The Borrower irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Note or the transactions contemplated hereby in the State and Federal courts located in Alameda County, State of California, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

IRHYTHM TECHNOLOGIES, INC.

By:	/s/ Kevin M. King
Name: Kevin M. King
Title: President and Chief Executive Officer

[Signature Page to Promissory Note]